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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-84886 of The Titan Corporation on Form S-4 of our report dated May 21, 2001, relating to the financial statements of BTG, Inc. and subsidiaries as of and for the years ended March 31, 2001 and 2000, appearing in The Titan Corporation's Current Report on Form 8-K dated December 12, 2001, which is incorporated by reference in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

McLean, Virginia
August 5, 2002